   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 22, 2000

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                           BEVERLY ENTERPRISES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    DELAWARE                                        62-1691861
(STATE OR OTHER JURISDICTION OF INCORPORATION OR       (I.R.S. EMPLOYER IDENTIFICATION NO.)
                 ORGANIZATION)

                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                                 (501) 201-2000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           -------------------------

                                DOUGLAS J. BABB
                           EXECUTIVE VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY
                            ONE THOUSAND BEVERLY WAY
                           FORT SMITH, ARKANSAS 72919
                                 (501) 201-2000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                           -------------------------

      THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                                GARY OLSON, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                 (213) 485-1234
                           -------------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the effective date of this Registration Statement as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                           -------------------------

                                                   (Continued on following page)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                                    PROPOSED
                                                               PROPOSED              MAXIMUM
                                           AMOUNT               MAXIMUM             AGGREGATE            AMOUNT OF
      TITLE OF EACH CLASS OF                TO BE           OFFERING PRICE          OFFERING           REGISTRATION
  SECURITIES TO BE REGISTERED(1)        REGISTERED(1)         PER UNIT(2)        PRICE(2)(3)(4)           FEE(5)
-----------------------------------------------------------------------------------------------------------------------
Debt Securities(6).................          --                   (9)                  --                   --
Preferred Stock ($1 Par
  Value)(7)........................          --                   (9)                  --                   --
Common Stock ($.10 Par Value)(8)...          --                   (9)                  --                   --
Warrants...........................          --                   (9)                  --                   --
          Total....................     $300,000,000              (9)             $300,000,000            $75,000
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Subject to Footnote (3), there are being registered hereby (i) an indeterminate amount of Common Stock, Preferred Stock, Debt Securities and Warrants issuable in primary offerings, (ii) an indeterminate amount of Common Stock and Preferred Stock issuable upon conversion of Debt Securities and Preferred Stock registered hereby, and (iii) an indeterminate amount of Common Stock, Preferred Stock and Debt Securities issuable upon exercise of Warrants registered hereby.

(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the registrant in connection with the issuance of the securities registered hereby.

(3) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in proceeds of $300,000,000 to the registrant.

(4) With respect to Debt Securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.

(5) The registration fee has been calculated in accordance with Rule 457(o) and
    Section 6(b) of the Securities Act.

(6) Debt Securities may be issued in primary offerings and/or upon exercise of Warrants registered hereby.

(7) Shares of Preferred Stock may be issued in primary offerings, upon conversion of Debt Securities registered hereby, and/or upon exercise of Warrants registered hereby.

(8) Shares of Common Stock may be issued in primary offerings, upon conversion of Debt Securities and/or Preferred Stock registered hereby, and/or upon exercise of Warrants registered hereby.

(9) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
                           ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED DECEMBER 22, 2000
PROSPECTUS
                                  $300,000,000

                           BEVERLY ENTERPRISES, INC.

                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS

                           -------------------------

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. This means:

     - we may issue the debt securities, preferred stock, common stock and warrants covered by this prospectus in one or more classes or series from time to time;

     - we will provide a prospectus supplement each time we issue the securities;

     - the prospectus supplement will provide specific information about the terms of that offering, including the price and amount of the securities, and also may add, update or change information contained in this prospectus.

     Our common stock is listed and traded on the New York Stock Exchange under the symbol "BEV."

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

     Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                  This prospectus is dated December   , 2000.

     YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IS ACCURATE AS OF THE DATES ON THEIR COVERS. WHEN WE DELIVER THIS PROSPECTUS OR A PROSPECTUS SUPPLEMENT OR MAKE A SALE PURSUANT TO THIS PROSPECTUS, WE ARE NOT IMPLYING THAT THE INFORMATION IS CURRENT AS OF THE DATE OF THE DELIVERY OR SALE.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Summary.....................................................    1
Where You Can Find More Information.........................    2
Incorporation Of Certain Documents By Reference.............    2
Disclosure Regarding Forward-Looking Statements.............    3
Risk Factors................................................    4
Ratio Of Earnings To Fixed Charges..........................    6
Use Of Proceeds.............................................    7
Description Of Debt Securities..............................    7
Description Of Capital Stock................................   15
Description Of Warrants.....................................   16
Plan Of Distribution........................................   17
Legal Matters...............................................   18
Experts.....................................................   18

                                    SUMMARY

     This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, we may sell any combination of securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."

BEVERLY ENTERPRISES

     We are one of the largest operators of nursing facilities in the United States. At October 31, 2000, we operated 537 nursing facilities with 60,063 licensed beds. These nursing facilities are located in 29 states and the District of Columbia and range in capacity from 20 to 355 beds. At October 31, 2000, we also operated 35 assisted living centers containing 1,129 units, 178 outpatient therapy clinics and 58 home care centers.

     We were incorporated in Delaware on April 15, 1997 as New Beverly Holdings, Inc. We are the successor to the former Beverly Enterprises, Inc. as the result of a reorganization completed in December 1997. Our principal executive office is located at One Thousand Beverly Way, Fort Smith, Arkansas 72919, and our telephone number is (501) 201-2000. Our web site is www.beverlynet.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus. The terms "we" and "our" are used in this document for purposes of convenience and are intended to refer to Beverly Enterprises, Inc. and/or its subsidiaries, either individually or collectively, as the context may require. We do not intend these references to suggest that the various companies referred to are not independent corporate entities having separate corporate identities and management.

THE SECURITIES WE MAY OFFER

     We may offer up to $300,000,000 aggregate initial offering price of any of the following securities: debt securities, preferred stock, common stock and warrants. The prospectus supplement will describe the specific amounts, prices and terms of these securities.

DEBT SECURITIES

     We may offer senior or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities." The senior debt securities will have the same rank as all of our other unsecured, unsubordinated debt. The subordinated debt securities will be subordinate in right of payment to our senior indebtedness. We are a holding company and conduct substantially all of our operations through our subsidiaries. As a result, the debt securities will be effectively subordinated to indebtedness and other liabilities of our subsidiaries. The senior and subordinated debt securities will be issued under separate indentures. We have summarized the general features of the debt securities under "Description of Debt Securities." We encourage you to read the indentures which are exhibits to our registration statement.

PREFERRED STOCK

     We may issue preferred stock in one or more series and will determine the dividend, voting and conversion rights, and other provisions at the time of sale.

COMMON STOCK

     Common stock holders are entitled to receive dividends declared by our board of directors, subject to the rights of preferred stock holders. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights or cumulative voting rights.

WARRANTS

     We may issue warrants for the purchase of common stock, preferred stock or debt securities. Warrants may be issued independently or together with any securities offered by any prospectus supplement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the informational requirements of the Securities and Exchange Act of 1934 and file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the Commission at 1-800-SEC-0300 for further information on the public reference rooms. You may also access filed documents at the Commission's web site at http://www.sec.gov. In addition, our common stock is listed on the New York and Pacific Stock Exchanges and you may inspect reports and other information we file at the offices of the New York and Pacific Stock Exchanges.

     We have filed a registration statement on Form S-3 and related exhibits with the Commission under the Securities Act of 1933. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge and obtain copies from the Commission at prescribed rates at the locations set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission:

     - Annual Report on Form 10-K for the year ended December 31, 1999;

     - Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended June 30, 2000;

     - Quarterly Report on Form 10-Q for the quarter ended September 30, 2000;

     - The description of our common stock contained in our registration statement on Form 8-A filed with the Commission on October 15, 1997, and any amendment or report filed for the purpose of updating such description; and

     - All documents filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering.

     You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

                                Douglas J. Babb
                           Executive Vice President,
                         General Counsel and Secretary
                           Beverly Enterprises, Inc.
                            One Thousand Beverly Way
                          Forth Smith, Arkansas 72919
                                 (501) 201-2000

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including the documents that we incorporate by reference, contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements are indicated by words or phrases such as "anticipates," "estimates," "plans," "projects," "continuing," "ongoing," "expects," "management believes," "we believe," "we intend" and similar words or phrases. We have based these forward-looking statements on our current expectations and projections about future events. These forward-looking statements are subject to risks, uncertainties and assumptions about us and our subsidiaries, including, among other things, factors discussed in our filings with the Commission and the following:

     - national and local economic conditions, including their effect on the availability and cost of labor and materials;

     - the effect of government regulations, interpretation of regulations and changes in regulations governing the healthcare industry;

     - changes in Medicare and Medicaid payment levels and methodologies and the application of such methodologies by the government and its fiscal intermediaries;

     - liabilities and other claims asserted against us, including patient care liabilities, as well as the resolution of class action and derivative lawsuits;

     - the ability to predict future patient care liability costs;

     - the ability to attract and retain qualified personnel;

     - the availability and terms of capital to fund acquisitions and capital improvements;

     - the competitive environment in which we operate;

     - the ability to maintain and increase census levels; and

     - demographic changes.

     Consequently, actual events and results may vary significantly from those included in, or contemplated or implied by, such statements.

                                  RISK FACTORS

     In addition to other information contained or incorporated by reference in this prospectus or any prospectus supplement, including, but not limited to, information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Ks and Form 10-Qs, you should carefully consider the following risk factors before investing in our securities.

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We have a significant amount of indebtedness. At September 30, 2000, we had approximately $779,641,000 of outstanding indebtedness and approximately $630,633,000 of stockholders' equity. This outstanding indebtedness does not include the amount we owe under a settlement agreement we entered into with the Federal government in February 2000. Our substantial indebtedness could:

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate activities;

     - limit our flexibility in planning for, or reacting to, changes in our business and industry;

     - place us at a competitive disadvantage compared to other less leveraged competitors;

     - increase our vulnerability to general adverse economic and industry conditions; and

     - limit our ability to pursue business opportunities that may be in our interest.

     If we add new indebtedness to our existing debt levels, it could increase the related risks that we face.

OUR BUSINESS AND FINANCIAL RESULTS DEPEND ON OUR ABILITY TO GENERATE SUFFICIENT CASH FLOWS TO SERVICE OUR INDEBTEDNESS OR REFINANCE OUR INDEBTEDNESS ON COMMERCIALLY REASONABLE TERMS.

     Our ability to make payments on and to refinance our indebtedness and to fund planned expenditures depends on our ability to generate cash flow in the future. This, to some extent, is subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. In addition, our ability to borrow funds under our $375,000,000 secured revolving credit facility, which expires on December 31, 2001, will depend on our satisfying various covenants. These covenants, among other things:

     - limit our ability and the ability of our subsidiaries to borrow and to place liens on our assets or their assets;

     - require us to comply with a coverage ratio test;

     - require us to maintain a minimum consolidated net worth;

     - limit our ability to merge with other parties or sell all or substantially all of our assets; and

     - limit our and our subsidiaries' ability to make investments.

     We cannot assure you that our business will generate cash flows from operations or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. Our revolving credit facility terminates on December 31, 2001 and we will be required to renegotiate and extend or refinance this facility in 2001. We cannot assure you that we will be able to refinance our credit facility, or any other outstanding indebtedness, on commercially reasonable terms or at all. Refinancing our credit facility could result in:

     - an increase in the interest rate over the rate we currently pay;

     - additional or more restrictive covenants than those outlined above; and

     - our granting of a security interest in additional collateral.

     Our inability to generate sufficient cash flow to service our indebtedness or refinance our indebtedness on commercially reasonable terms would have a material adverse effect on our business and results of operations.

WE RELY ON REIMBURSEMENT FROM GOVERNMENTAL PROGRAMS FOR A MAJORITY OF OUR REVENUES.

     In 1999, we derived approximately 72% of our net operating revenues from the Medicaid and Medicare programs. These programs are increasingly seeking to control healthcare costs and to reduce or limit increases in reimbursement rates for healthcare services. In the recent past, we have experienced a decrease in Medicare revenues primarily attributable to declines in government reimbursement as a result of the Balanced Budget Act of 1997. In 1999, our net operating revenues decreased approximately $114,000,000 as compared to 1998 because of the Balanced Budget Act of 1997. In December 1999, the Balanced Budget Refinement Act of 1999, or BBRA 1999, became law. This legislation served to restore a portion of the funding reductions created by the Balanced Budget Act of 1997. Similarly, the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000, or BBRA 2000, which was passed by Congress and became law in December, 2000, will further restore the payment reductions resulting from the Balanced Budget Act of 1997. For skilled nursing facilities, the payment restoration would be in the form of add-ons and/or adjustments to the federal portion of the rates paid under the Prospective Payment System, introduced as part of the Balanced Budget Act of 1997.

     Under the Prospective Payment System, as adjusted by BBRA 1999 and BBRA 2000, the specific payment rates for any individual patient can be determined using the Resource Utilization Grouping-III system, or RUGS-III. However, we cannot give any assurance as to what the actual impact of BBRA 1999 or BBRA 2000 will be on our consolidated financial position or results of operations because of the difficulty in predicting our overall Medicare census and the number of patients in each RUGS-III category.

     Future federal budget legislation and federal and state regulatory changes, including refinements to RUGS-III, may result in decreased revenues. If third-party payors reduce or limit increases in reimbursement rates for healthcare services, our revenues may decrease.

OUR INDUSTRY IS HEAVILY REGULATED BY THE GOVERNMENT, WHICH REQUIRES OUR COMPLIANCE WITH A VARIETY OF LAWS.

     The operation of our facilities and the services we provide are subject to periodic inspection by governmental authorities to ensure compliance with various standards established for continued licensure under state law and certification for participation under the Medicare and Medicaid programs. Additionally, in certain states, certificates of need or other similar approvals are required for expansion of our operations. We could be adversely affected if we cannot obtain these approvals, if the standards applicable to approvals or the interpretation of those standards change, and by possible delays and expenses associated with obtaining approvals. Our failure to obtain, retain or renew any required regulatory approvals, licenses or certificates could prevent us from being reimbursed for our services.

     Our business is subject to extensive Federal and state regulation with respect to financial relationships among healthcare providers and other fraud and abuse issues. Penalties for violation of Federal and state laws and regulations include exclusion from participation in the Medicare and Medicaid programs, civil penalties and criminal penalties, any of which could have a material adverse affect on our consolidated financial position, results of operations and cash flows.

     In February 2000, as part of the settlement of an investigation by the Federal government into our allocation of certain costs to the Medicare program, we entered into a Corporate Integrity Agreement with the Office of Inspector General of the Department of Health and Human Services, which sets forth our obligations to ensure compliance with Federal regulations outlined above and provides for extensive third-party monitoring and reporting by us to the Federal government.

WE ARE SUBJECT TO INCREASINGLY EXPENSIVE AND UNPREDICTABLE PATIENT CARE LIABILITY COSTS.

     We, along with the rest of the long-term care industry, are experiencing substantial increases in both the number and size of patient care claims. This trend is most evident in Florida, where plaintiffs' attorneys are increasingly seeking and obtaining punitive damages and attorneys' fees for any proven violation of patient rights. As a result, our general and professional liability costs, particularly in the State of Florida, have become increasingly expensive and unpredictable. We are taking an active role in lobbying efforts to reform the relevant tort laws in Florida. However, our lobbying efforts may not be successful. If patient care claims continue to increase in number and size, our future financial condition and operating results may be adversely affected.

FAILURE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL COULD HARM OUR BUSINESS.

     Due to nationwide low unemployment rates, we are currently experiencing difficulty attracting and retaining nursing assistants, nurses' aides and other facility-based personnel, for whom we compete with other service industries. Our weighted average wage rate and use of registry or contract personnel has increased, indicating the difficulty our facilities are having in attracting these personnel. We are addressing this problem through recruiting and retention programs and training initiatives. These programs and initiatives may not stabilize or improve our ability to attract and retain these personnel. Our inability to control labor availability and cost could have a material adverse affect on future operating results.

CERTAIN TRENDS ARE PUTTING PRESSURE ON OUR ABILITY TO MAINTAIN NURSING FACILITY CENSUS.

     Over the past decade a number of trends have developed that have impacted our census. These trends include:

     - Overbuilding of nursing facilities in states that have eliminated the certificate of need process for new construction;

     - Creation of nursing facilities by acute care hospitals to keep discharged patients within their complex;

     - Rapid growth of assisted living facilities, which sometimes are more attractive to less medically complex patients; and

     - The development of the scope and availability of health services delivered to the home.

     The impact of these trends on nursing facility census varies from facility to facility, community to community and state to state.

                       RATIO OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges are as follows for the periods indicated:

                                              NINE MONTHS
                                                 ENDED
                                             SEPTEMBER 30,       FISCAL YEARS ENDED DECEMBER 31,
                                             --------------    ------------------------------------
                                             2000     1999     1999    1998    1997    1996    1995
                                             -----    -----    ----    ----    ----    ----    ----
Ratio of earnings to fixed charges.........   (1)      (1)      (1)     (1)    1.87    1.97     (1)

-------------------------
(1) Earnings were inadequate to cover fixed charges by $11,794,000 and $163,255,000 for the nine months ended September 30, 2000 and 1999, respectively, and $215,381,000, $52,247,000 and $9,726,000 for the years ended December 31, 1999, 1998 and 1995, respectively.

     We have computed the ratio of earnings to fixed charges by dividing income
(loss) before income taxes plus fixed charges (excluding capitalized interest) by fixed charge. Fixed charges include interest costs, whether expensed or capitalized, the interest component of rental expense and amortization of debt discounts and issue costs.

                                USE OF PROCEEDS

     We currently have no specific plans for the use of the net proceeds from the sale of securities. However, we currently anticipate that the net proceeds from the sale of securities will be used for general corporate purposes, which may include working capital, capital expenditures, repayment of indebtedness and acquisitions. The prospectus supplement relating to any securities will set forth our intended use for the net proceeds received from the sale of those securities. Pending the application of the net proceeds, we may invest such proceeds in short-term, interest-bearing instruments or other securities.

                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of debt securities, you must refer to both the prospectus supplement relating to that series and the description of the debt securities set forth in this prospectus. A prospectus supplement may change any of the terms of the debt securities described in this prospectus.

     We may offer under this prospectus up to $300,000,000 aggregate principal amount of debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for an initial public offering price of up to $300,000,000.

     We will issue the debt securities under one or more separate indentures between us and a trustee chosen by us. We will issue senior debt securities under a senior indenture and subordinated debt securities under a subordinated indenture. We refer to the senior indenture and the subordinated indenture collectively as the "indenture," unless the context requires otherwise. We have summarized select portions of the indenture below. The summary does not restate the indenture in its entirety. The form of the indenture, which is subject to such amendments or supplements as may be adopted from time to time, has been filed as an exhibit to the registration statement. We urge you to read the indenture because it, and not this description, defines your rights as holders of debt securities issued under the indenture. Capitalized terms used in the summary have the meaning specified in the indenture. References in this "Description of Debt Securities" section to "our," "we" and "us" refer exclusively to Beverly Enterprises, Inc. and not to any of our subsidiaries.

GENERAL

     The debt securities will be our direct, exclusive obligations. We may issue an unlimited amount of debt securities, in one or more series, under the indenture. The amount of debt securities we offer by this prospectus will be limited to the amount on the cover of the accompanying prospectus supplement.

     We are a holding company that conducts all of our operations through our subsidiaries. Our ability to service debt, including the debt securities, is dependent upon the earnings and cash flow of our subsidiaries and the distribution of those earnings to us, or upon loans or other payments of funds by the subsidiaries to us. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make any funds available for the debt securities, whether by dividends, loans or other payments. In addition, the payment of dividends and any loans and advances to us by the subsidiaries may be subject to statutory or contractual restrictions, is contingent upon the earnings of the subsidiaries and is subject to various business considerations. The debt securities will be effectively subordinated to all indebtedness and other liabilities and commitments, including trade payables and lease obligations, of our subsidiaries.

     We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities:

     - the title of the debt securities;

     - any limit on the aggregate principal amount of the debt securities;

     - the date or dates on which the principal of the debt securities is payable;

     - the rate or rates per annum at which the debt securities will bear interest, if any, or the formula or provision pursuant to which the rate or rates are determined and the date from which the interest, if any, will accrue;

     - the person to whom any interest on a debt security of the series shall be payable, if other than the person in whose name that debt security is registered at the close of business on the regular record date for that interest;

     - the place or places where we will pay the principal of and premium, if any, and interest on the debt securities;

     - the dates on which interest, if any, on the debt securities will be payable and the regular record dates for the interest payment dates;

     - any mandatory or optional sinking fund or analogous provisions;

     - the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of the optional or mandatory redemption provisions;

     - the denominations in which any of the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     - if the amount of principal of or premium, if any, or interest on any of the debt securities may be determined with reference to an index or under a formula, the manner in which those amounts will be determined;

     - the currency in which we will pay principal of or premium, if any, or interest on the debt securities;

     - if the principal of or premium, if any, or interest on any of the debt securities is to be payable, at the holder's or our election, in one or more currencies or currency units other than those in which the debt securities are stated to be payable, any currency or currency units in which payment will be payable, the periods within which and the terms and conditions upon which the election is to be made and the amount so payable (or the manner in which that amount is to be determined);

     - if other than the entire principal amount thereof, the portion of the principal amount of any of such debt securities which will be payable upon declaration of acceleration of the maturity thereof;

     - if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount, or the manner in which the principal amount is to be determined;

     - provisions, if any, for the defeasance or discharge of our obligations with respect to the debt securities;

     - whether we will issue the debt securities in the form of global securities or in bearer or fully registered form and terms related to global securities;

     - any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

     - any exchange or conversion provisions;

     - any addition to or change in the covenants or events of default in the indenture applicable to any of the debt securities; and

     - any other terms of the series of debt securities.

     We may issue debt securities at a substantial discount below their principal amount. Even if we do not issue the debt securities below their stated principal amount, for Federal income tax purposes, the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will set forth in a prospectus supplement the Federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise indicated in the applicable prospectus supplement, we will issue the debt securities only in fully registered form and in denominations of $1,000 and integral multiples thereof. You may transfer or exchange debt securities at any office we maintain for this purpose in accordance with the terms of the prospectus supplement. We will not charge a service fee for any transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge we are required to pay in connection with a transfer or exchange.

     Unless otherwise provided in the applicable prospectus supplement, principal of and premium, if any, and interest on debt securities will be payable, and the transfer of debt securities will be registrable, at the office of the trustee. However, at our option, we may pay interest by mailing a check to the address of the person entitled thereto as that address appears on the security register.

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

     Each of the following is an Event of Default with respect to a series of debt securities:

     - default for 30 days in the payment of any interest on any debt securities of that series;

     - default in the payment of principal of or premium, if any, on any debt securities of that series at maturity;

     - default for 30 days in the payment of principal of or premium, if any, on any debt securities of that series upon redemption or purchase by us at the option of the holder;

     - default in the deposit of any sinking fund payment, when and as due by the terms of a security of that series;

     - default in the performance or breach by us of any other covenant or warranty in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of at least 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

     - our bankruptcy, insolvency or reorganization; and

     - any other Event of Default as may be specified with respect to debt securities of such series.

     If an Event of Default occurs and is continuing with respect to the debt securities of any series, then the trustee or the holders of 25% in principal amount of the debt securities of that series then outstanding may declare the principal amount (or, if the debt securities of that series are original issue discount notes, that portion of the principal amount as may be specified in the terms of that series) of all the debt securities of that series to be due and payable immediately. Upon certain conditions, that declaration may be annulled and past defaults (except, unless cured, a default in payment of principal of or premium, if any, or interest on the debt securities of that series) may be waived by the holders of a majority in principal amount of the debt securities of that series then outstanding.

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

SUBORDINATION TERMS

     The payment of the principal of and premium, if any, and interest on any series of subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness, as defined below. By reason of that subordination, in the event of a distribution of assets upon insolvency, some of our general creditors may recover more, ratably, than the holders of the subordinated debt securities. There are no restrictions in the subordinated indenture on the amount of senior indebtedness or any other indebtedness that we may issue. No payment on account of principal of or premium, if any, or interest on the subordinated debt securities may be made:

     - unless all amounts then due for principal of or premium, if any, sinking fund requirements or interest on any designated senior indebtedness have been paid or duly provided for; and

     - if there shall exist at the time of payment or immediately after giving effect to the payment, any Event of Default with respect to any designated senior indebtedness permitting acceleration of maturity of that designated senior indebtedness, except redemption payments if the mailing of a notice of redemption was made prior to the default.

     We may and shall resume payments on the subordinated debt securities when the default is cured or waived.

     Upon any distribution of our assets upon our dissolution, winding up, liquidation, or reorganization, the holders of senior indebtedness will be entitled to receive payment in full before holders of the subordinated debt securities are entitled to receive any payment.

     Designated senior indebtedness is defined in the subordinated indenture as our existing credit facility, our senior notes due 2006 and any other senior indebtedness that expressly provides that it is designated senior indebtedness.

     Senior indebtedness is defined in the subordinated indenture as the principal of and premium, if any, and unpaid interest on:

     - indebtedness for borrowed money for the payment of which we are responsible or liable or the payment of which we have guaranteed, whether that indebtedness is outstanding as of the date of the subordinated indenture or thereafter created, incurred, assumed or guaranteed by us, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is specifically provided that such indebtedness is not superior in right of payment to the subordinated debt securities;

     - capital lease obligations determined in accordance with generally accepted accounting principles; and

     - any obligation of ours to reimburse banks pursuant to letters of credit extended by those banks, advances made by those banks and other credit arrangements entered into with those banks in connection with tax exempt obligations issued for our benefit.

CONVERSION RIGHTS

     We will set forth in the applicable prospectus supplement the terms and conditions, if any, upon which the debt securities are convertible into common stock or preferred stock. The right to convert debt securities called for redemption will terminate at the close of business on the business day immediately preceding the date fixed for redemption, unless we default in making the payment due upon redemption, and will be lost if not exercised prior to that time. The conversion price will be subject to adjustment in the case of certain events, including:

     - the subdivision, combination or reclassification of our outstanding common stock;

     - the issuance of common stock as a dividend or distribution on common stock;

     - the issuance of rights or warrants (expiring within 45 days after the record date) to all holders of common stock entitling them to acquire shares of common stock, or securities convertible into or exchangeable for common stock, at less than the then current market price of the common stock;

     - the distribution to all holders of common stock of shares of any class other than common stock, or debt securities or assets (excluding regular quarterly cash dividends or distributions) or rights or warrants to purchase our assets or securities, other than those referred to above;

     - the issuance, with certain exceptions, of common stock or securities convertible into, or exchangeable for, common stock at less than the current market price of the common stock; or

     - our merger, consolidation or sale of our assets substantially as an entirety.

     There will be no upward adjustment in the conversion price except in the event of a reverse stock split.

     In the event we are a party to a transaction, excluding those referred to above, such as a merger or consolidation in which our common stock is reclassified, the holder of each outstanding debt security shall have the right to convert that debt security into the kind and amount of securities, cash or other assets receivable by a holder of the number of shares of common stock into which the debt securities might have been converted immediately prior to the transaction.

MODIFICATION OF INDENTURE

     With the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected, together with the trustee, we may execute a supplemental indenture or indentures to add provisions to, change in any manner or eliminate any provisions of the indenture or modify in any manner the rights of the holders of the debt securities. However, without the consent of the holder of each outstanding debt security affected, no supplemental indenture shall:

     - reduce the rate of or extend the time for payment of interest, including default interest, on any debt security;

     - reduce the principal or premium, if any, or change the stated maturity of any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation;

     - waive an Event of Default in the payment of the principal of or interest on any debt security, except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding securities of that series and a waiver of the payment default that resulted from the acceleration;

     - make the debt security payable in currency other than that stated in the debt security;

     - make any change to the indenture provisions relating to the payment of principal of and interest on any debt security, waivers of past defaults, amendments or supplements to the indenture, debt securities issued in a foreign currency or the rate of exchange used to determine the judgment currency;

     - waive a redemption payment with respect to any debt security or change any of the indenture provisions with respect to the redemption of any debt securities;

     - reduce the percentage of debt securities of any series the holders of which are required to consent to any supplemental indenture; or

     - make any change that adversely affects the right to convert or the conversion price for any debt security.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     We may consolidate or merge with or into, or transfer our assets substantially as an entirety to, any corporation organized under the laws of any domestic jurisdiction without the consent of the holders of any of the outstanding debt securities under the indenture, provided that:

     - the successor corporation assumes our obligations on the debt securities and under the indenture; and

     - after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

GLOBAL SECURITIES

     The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

     - be registered in the name of a depositary or nominee thereof that we will identify in the applicable prospectus supplement;

     - be deposited with the depositary or nominee or custodian; and

     - bear any required legends.

     No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

     - the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

     - we execute and deliver to the trustee an officers' certificate to the effect that the global security shall be exchangeable;

     - an Event of Default occurs and is continuing; or

     - any other circumstances described in the applicable prospectus supplement occur.

     As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the debt securities and the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

     - will not be entitled to have the debt securities registered in their names;

     - will not be entitled to physical delivery of certificated debt securities; and

     - will not be considered to be holders of those debt securities under the debt securities or the indenture.

     Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

     Institutions that have accounts with the depositary or its nominee are referred to as "participants." Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

     Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

     Payments, transfers, exchanges and other matters relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither we nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

PAYMENT AND PAYING AGENTS

     The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the applicable prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Principal of and premium, if any, and interest on the debt securities of a particular series will be payable at the office of the paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office of the trustee in the city of New York will be designated as our sole paying agent. We may also name any other paying agents in the applicable prospectus supplement.

DEFEASANCE AND COVENANT DEFEASANCE

     LEGAL DEFEASANCE. We may be discharged from any and all obligations in respect of the debt securities of any series except for certain obligations:

     - to pay the principal of, including any mandatory sinking fund payments, or premium, if any, or interest on the outstanding debt securities of the series on the stated maturity of those payments ;

     - to register the transfer or exchange of debt securities of the series;

     - to replace stolen, lost or mutilated debt securities of the series;

     - to maintain paying agencies; and

     - to hold money in trust for payment.

     We will be discharged upon our deposit with the trustee, in trust, of money and/or government obligations that will provide funds in an amount sufficient to pay and discharge each installment of principal of, including sinking fund requirements, and premium, if any, and interest on the debt securities of that series on the stated maturity of those payments.

     We may be discharged only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit, defeasance and discharge.

     DEFEASANCE OF CERTAIN COVENANTS. Upon compliance with certain conditions, we may omit to comply with many of the restrictive covenants contained in the indenture and provided with respect to a series of debt securities and any omission to comply with the obligations will not constitute an Event of Default with respect to such debt securities. The conditions include, among others:

     - depositing with the trustee money and/or government obligations that, through the payment of interest and principal in accordance with their terms, will provide funds in an amount sufficient to pay principal of and premium, if any, and interest on the debt securities of that series on the date those payments are due; and

     - delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of the series will not recognize income, gain or loss for Federal income tax purposes as a result of the deposit and related covenant defeasance.

REGARDING THE TRUSTEE

     We must file annually with the trustee a certificate either stating the absence of any default or specifying any default that exists. The trustee shall, within 90 days after the occurrence of a default, give to the holders of the debt securities of any series notice of all uncured defaults known to it. However, the trustee shall be protected in withholding that notice if the trustee in good faith determines that the withholding of that notice is in the interest of the holders of the debt securities, except in the case of default in the payment of principal of or premium, if any, or interest on any of the debt securities. The term "default" for the purpose of this provision only shall mean the happening of any of the Events of Default excluding any grace periods.

     The trustee is entitled to be indemnified by the holders of the debt securities of any series before proceeding to exercise any right or power under the indenture at the request of those holders, subject to the duty of the trustee during default to act with the required standard of care. The holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee. The trustee may decline to act if such direction is contrary to law or if:

     - the trustee determines in good faith that the proceeding so directed would be illegal;

     - it would involve it in personal liability; or

     - it would be unjustly prejudicial to the non-consenting holders of the debt securities of that series.

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

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     This prospectus describes the general terms of our capital stock. For a more detailed description of these securities, we refer you to our Restated Certificate of Incorporation. When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities set forth in this prospectus. A prospectus supplement may change any of the terms of the securities described in this prospectus.

     Pursuant to our Restated Certificate of Incorporation, our authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.10 per share, and 25,000,000 shares of preferred stock, par value $1.00 per share. At October 30, 2000, we had outstanding 103,696,621 shares of common stock and no shares of preferred stock.

COMMON STOCK

     Holders of common stock are entitled to receive dividends that are declared by our board of directors, subject to the preference of any outstanding series of preferred stock and to certain restrictions under our 9% Senior Notes due 2006 and under our banking arrangements. Each holder is entitled to one vote per share on all matters voted upon by stockholders. There is no cumulative voting for the election of directors and the common stock does not have any preemptive rights. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share equally and ratably in any assets available for distribution to them, after payment or provision for liabilities and amounts owing with respect to any outstanding series of preferred stock.

     Our registrar and transfer agent is The Bank of New York.

PREFERRED STOCK

     Under our Restated Certificate of Incorporation, our board of directors may, from time to time, establish and issue one or more additional series of preferred stock and fix the designations, powers, preferences and rights of the shares of that series and the qualification, limitations or restrictions thereon, including, but not limited to, the following:

     - dividend rights;

     - dividend rate or rates;

     - conversion rights;

     - voting rights;

     - rights and terms of redemption, including sinking fund provisions;

     - redemption price or prices; and

     - liquidation preferences.

     Any series of preferred stock may rank junior to, on a parity with or senior to any other then existing series of preferred stock with respect to dividends, distributions and liquidation, and any such series may have greater or lesser voting rights than any other series of preferred stock.

     Because we are a holding company, our rights and the rights of our creditors and of our stockholders, including the holders of the shares of the preferred stock, to participate in any distribution of the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary. We derive the principal sources of our revenues from our operating subsidiaries. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts or to make any funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and certain loans and advances to us by the subsidiaries may be subject to statutory or contractual restrictions, are contingent upon the earnings of the subsidiaries and are subject to various business considerations.

     We will set forth in a prospectus supplement relating to the class or series of preferred stock being offered the following terms:

     - The title and stated value of the preferred stock;

     - The number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

     - The annual dividend rate, if any, the dividend payment dates and whether dividends will be cumulative;

     - The procedures for any auction and remarketing, if any, for the preferred stock;

     - The provisions for a sinking fund, if any, for the preferred stock;

     - The provisions for redemption, if applicable, of the preferred stock;

     - Any listing of the preferred stock on any securities exchange;

     - The terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price (or manner of calculation) and conversion period;

     - Voting rights, if any, of the preferred stock;

     - Whether interests in the preferred stock will be represented by depositary shares;

     - A discussion of any material and/or special Federal income tax considerations applicable to the preferred stock;

     - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

     - Any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

     - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

                            DESCRIPTION OF WARRANTS

     We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with any securities offered by any prospectus supplement and may be attached to or separate from the securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants offered hereby. Further terms of the warrants and the applicable warrant agreements are set forth in the applicable prospectus supplement.

     The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

     - the title of the warrants;

     - the aggregate number of the warrants;

     - the price or prices at which the warrants will be issued;

     - the number of debt securities or shares of preferred stock or common stock purchasable upon exercise of the warrants;

     - the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

     - if applicable, the date on and after which the warrants and the related securities will be separately transferable;

     - the price at which the debt securities, preferred stock or common stock purchasable upon exercise of the warrants may be purchased;

     - the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

     - the minimum or maximum amount of the warrants which may be exercised at any one time;

     - information with respect to book-entry procedures, if any;

     - a discussion of certain Federal income tax considerations; and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

                              PLAN OF DISTRIBUTION

     We may sell the securities:

     - directly to purchasers;

     - through agents;

     - through dealers;

     - through underwriters; or

     - through a combination of any of the foregoing methods of sale.

     We may distribute the securities from time to time in one or more transactions at:

     - a fixed price or prices, which may be changed;

     - market prices prevailing at the time of sale;

     - prices related to the prevailing market prices; or

     - negotiated prices.

     We may directly solicit offers to purchase the securities being offered under this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of our securities.

     If we utilize a dealer in the sale of the securities being offered under this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

     If we utilize an underwriter in the sale of the securities being offered under this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will set forth the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

     We will describe in the applicable prospectus supplement any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the debt securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

     If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase the securities under contracts providing for payment and delivery on future dates. The institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The purchaser's obligations under the contracts will not be subject to any conditions except that:

     - the purchase of the securities will not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject; and

     - if the securities are also being sold to underwriters, we will have sold to the underwriters the securities not sold for delayed delivery.

     The underwriters, dealers and agents will not be responsible for the validity, or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts, the price to be paid for the securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

     The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

                                 LEGAL MATTERS

     Latham & Watkins, Los Angeles, California, will pass upon the validity of the securities being offered under this prospectus.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 1999, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report given on their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discount, are as follows:

Securities and Exchange Commission registration fee.........  $ 75,000
National Association of Securities Dealers, Inc. filing
  fee.......................................................    30,500
Rating Agency fees..........................................    50,000
Printing and engraving expenses.............................   200,000
Legal fees and expenses.....................................   200,000
Accounting fees and expenses................................   100,000
Blue Sky fees and expenses..................................    30,000
Trustees' fees and expenses.................................    40,000
Miscellaneous...............................................    24,500
                                                              --------
  Total.....................................................  $750,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers Beverly to indemnify, subject to the standards set forth therein, any person who is a party to any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of Beverly or is or was serving as such with respect to another entity at the request of Beverly. The DGCL also provides that Beverly may purchase insurance on behalf of any such director, officer, employee or agent.

     The Restated Certificate of Incorporation and the Amended By-Laws of Beverly and the indemnification agreements between the registrant and its officers and directors (the "Indemnification Agreements") contain provisions regarding the indemnification of officers and directors. The Restated Certificate of Incorporation of the registrant ("Beverly" or the "Corporation") states:

                                  ARTICLE XIII

     The Corporation shall indemnify to the full extent permitted by law (such as it presently exists or may hereafter be amended) any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that such person is or was a director or officer of the Corporation or by reason of the fact that such director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     Any amendment, repeal, or modification of the foregoing paragraph shall not adversely affect any right or protection of such person existing hereunder with respect to any act or omission occurring prior to such amendment, repeal, or modification.

     The Amended By-Laws of Beverly state:

                                   ARTICLE VI

                                INDEMNIFICATION

     SECTION 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or Officer of the Corporation (or a Director or Officer of Beverly Enterprises, a California corporation ("Beverly California"), prior to the merger of Beverly Merger, Inc., a subsidiary of the Corporation organized under California law, into Beverly California) or is or was serving at the request of the Corporation as a Director, Officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise, or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Corporation shall indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Corporation.

     SECTION 2. Prepayment of Expenses. The Corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a Director or Officer in his or her capacity as a Director or Officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Director or Officer to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this Article or otherwise.

     SECTION 3. Claims. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     SECTION 4. Nonexclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Restated Certificate of Incorporation of the Corporation, these Amended By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 5. Contracts and Arrangements. The Corporation may enter into contracts providing indemnification to the full extent authorized or permitted by the General Corporation Law of the State of Delaware and may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification pursuant to such contracts or otherwise.

     SECTION 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     The Indemnification Agreements provide (a) for indemnification to the fullest extent permitted by law against any and all expenses (including attorneys' fees and all other costs and obligations of any nature whatever), judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection therewith) of any claim, unless a person or body appointed by the Board of Directors of Beverly, (or, under certain circumstances discussed below, Independent Legal Counsel) determines that such indemnification is not permitted under applicable law; (b) for the prompt advancement of expenses to the director or officer, including attorneys' fees and all other costs, fees, expenses and obligations paid or incurred in connection with investigating, defending, being a witness or participating in, or preparing to defend, be a witness in or participate in any threatened, pending or completed action, suit or proceeding, alternate dispute resolution mechanism or any inquiry, hearing or investigation related to the fact that such director or officer is or was a director, officer, employee, agent or fiduciary of Beverly or is or was serving at the request of Beverly as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, and for repayment to Beverly if it is found that such director or officer is not entitled to such indemnification under applicable law; (c) a mechanism through which the director or officer may seek court relief in the event the Board of Directors of Beverly (or other person or body appointed by such Board) determines that the director or officer would not be permitted to be indemnified under applicable law (and therefore is not entitled to indemnification under the Indemnification Agreement); (d) indemnification against expenses (including attorneys' fees) incurred in seeking to collect from Beverly an indemnity claim or advancement of expenses to the extent successful; (e) that after a change in control of Beverly all determinations by Beverly regarding a right to indemnity and the right to advancement of expenses shall be made by Independent Legal Counsel (as defined in the Indemnification Agreements) to be selected by the director or officer and approved by the Board (which approval cannot be unreasonably withheld); and (f) Beverly may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar agreements) to ensure payment of indemnifiable amounts.

     Among other things, the Indemnification Agreements provide the indemnified directors and officers with a specific contractual assurance that the rights to indemnification currently provided to them will remain available, regardless of, among other things, any amendment to or revocation of the indemnification provisions in the Restated Certificate of Incorporation or the Amended By-Laws or any change in composition or philosophy of the Board of Directors of Beverly such as might occur following an acquisition or change in control of Beverly. The Indemnification Agreements ensure, in the event of a change in control, that a determination of whether a director or officer is entitled to indemnification and advancement of expenses will not be made by a possibly hostile board. If court assistance to obtain such indemnity is required, the director or officer can receive indemnity against costs incurred in pursuing his or her rights to indemnification. In addition, the Indemnification Agreements guarantee to directors and officers that they will realize the benefit of any subsequent changes in Delaware law relating to indemnification.

     The Indemnification Agreements impose upon Beverly, if a change in control has occurred, the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in connection with the termination of actions in certain circumstances. The Indemnification Agreements also provide that a director's or officer's rights thereunder are not exclusive of any other rights he or she may have under Delaware law, directors' and officers' insurance, the Restated Certificate of Incorporation, the Amended By-Laws or otherwise; however, the Indemnification Agreements do prevent double payment. Notwithstanding the above discussion, all terms and rights under the Indemnification Agreements exist only to the extent permitted by applicable law.

     Beverly has in force directors' and officers' liability and company reimbursement insurance covering liability for error, misstatement, misleading statement, act or omission, and neglect or breach of duty claimed against them solely by reason of their being directors or officers of Beverly.

ITEM 16. EXHIBITS

     See Exhibit Index.

ITEM 17. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas on December 22, 2000.

                                          BEVERLY ENTERPRISES, INC.

                                          By:      /s/ DAVID R. BANKS
                                            ------------------------------------
                                                       David R. Banks
                                                   Chairman of the Board
                                                and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Douglas J. Babb and John W. MacKenzie, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agents to act for him in his name, place and stead, in any and all capacities, to sign a registration statement on Form S-3 and any or all amendments thereto (including without limitation any post-effective amendments thereto), and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ DAVID R. BANKS                    Chairman of the Board, Chief  December 22, 2000
-----------------------------------------------------     Executive Officer and
                   David R. Banks                                Director

                /s/ PAMELA H. DANIELS                     Senior Vice President,     December 22, 2000
-----------------------------------------------------      Controller and Chief
                  Pamela H. Daniels                         Accounting Officer

                /s/ SCOTT M. TABAKIN                   Executive Vice President and  December 22, 2000
-----------------------------------------------------    Chief Financial Officer
                  Scott M. Tabakin

              /s/ BERYL F. ANTHONY, JR.                          Director            December 22, 2000
-----------------------------------------------------
                Beryl F. Anthony, Jr.

                                                                 Director
-----------------------------------------------------
                  Carolyne K. Davis

                /s/ WILLIAM R. FLOYD                    President, Chief Operating   December 22, 2000
-----------------------------------------------------      Officer and Director
                  William R. Floyd

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ JAMES R. GREENE                             Director            December 22, 2000
-----------------------------------------------------
                   James R. Greene

                /s/ EDITH E. HOLIDAY                             Director            December 22, 2000
-----------------------------------------------------
                  Edith E. Holiday

                                                                 Director
-----------------------------------------------------
                  Jon E. M. Jacoby

             /s/ RISA J. LAVIZZO-MOUREY                          Director            December 22, 2000
-----------------------------------------------------
               Risa J. Lavizzo-Mourey

                 /s/ JAMES W. MCLANE                             Director            December 22, 2000
-----------------------------------------------------
                   James W. McLane

               /s/ MARILYN R. SEYMANN                            Director            December 22, 2000
-----------------------------------------------------
                 Marilyn R. Seymann

                                 EXHIBIT INDEX

                                                                            SEQUENTIALLY
    EXHIBIT                                                                   NUMBERED
    NUMBER                            DESCRIPTION                               PAGE
    -------                           -----------                           ------------
       *1.1   Form of Underwriting Agreement..............................
        4.1   Form of Senior Indenture....................................
        4.2   Form of Subordinated Indenture..............................
        4.3   Form of Specimen Senior Debt Security (included in Exhibit
              4.1)........................................................
        4.4   Form of Specimen of Subordinated Debt Security (included in
              Exhibit 4.2)................................................
       *4.5   Form of Warrant Agreement...................................
       *4.6   Form of Common Stock Certificate............................
       *4.7   Form of Preferred Stock Certificate.........................
       *4.8   Form of Warrant (included in Exhibit 4.5)...................
        5.1   Opinion of Latham & Watkins as to validity of Offered
              Securities..................................................
       12.1   Computation of Ratio of Earnings to Fixed Charges...........
       23.1   Consent of Ernst & Young LLP................................
       23.2   Consent of Latham & Watkins (included in its opinion filed as Exhibit 5.1).............................................
       24.1   Power of Attorney of Registrant's Directors and Officers
              (incorporated in the signature page on page II-6 of this
              Registration Statement).....................................
     **25.1   Statement of Eligibility of Trustee on Form T-1 with respect to Senior Indenture.........................................
     **25.2   Statement of Eligibility of Trustee on Form T-1 with respect to Subordinated Indenture...................................

-------------------------
 * To be filed by amendment or incorporated by reference in connection with the offering of any Offered Securities.

** To be filed pursuant to Section 305(b)(2) of the TIA.